UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2019

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 27, 2019, U.S. Silica Holdings, Inc. (the “Company”) and Billy Ray Smith, the Company’s Senior Vice President and President, Oil & Gas Proppants, mutually agreed upon Mr. Smith’s separation of service from the Company effective as of such date. This separation of service was not a result of any disagreement between the Company and Mr. Smith. In connection with this separation of service, the Company and Mr. Smith intend to enter into a separation agreement consistent with the Company’s standard executive severance arrangements as described in the Company’s definitive proxy statement as filed with the United States Securities and Exchange Commission on March 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2019

U.S. SILICA HOLDINGS, INC.

/s/ W. Andrew Macan
W. Andrew Macan
Senior Vice President, General Counsel & Corporate Secretary